CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Exhibit 10.20

STRICTLY PRIVATE AND CONFIDENTIAL

EXECUTION VERSION

INVESTOR AGREEMENT

among

SPOTIFY TECHNOLOGY S.A.,

TENCENT MUSIC ENTERTAINMENT GROUP,

TENCENT MUSIC ENTERTAINMENT HONG KONG LIMITED,

TENCENT HOLDINGS LIMITED,

IMAGE FRAME INVESTMENT (HK) LIMITED and,

solely with respect to Section 1.02, Section 2.07, Section 3.02, Section 5.02, Section 5.03,

Section 5.04, Section 5.05, Section 5.06, Section 5.07, Section 5.10, Section 5.11,

Section 5.12, Section 5.13 and Section 5.14 thereof,

D.G.E. INVESTMENTS LTD

and,

solely with respect to Section 1.02, Section 2.07, Section 3.02, Section 5.02, Section 5.03,

Section 5.04, Section 5.05, Section 5.06, Section 5.07, Section 5.10, Section 5.11,

Section 5.12, Section 5.13 and Section 5.14 thereof,

ROSELLO COMPANY LIMITED

DATED AS OF DECEMBER 15, 2017

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

i

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Index of Defined Terms

Affiliate	2
Agreement	1
Anticorruption Laws	2
beneficial owner	2
beneficial ownership	2
beneficially own	2
Board	2
Brokerage Transaction	9
Business Day	2
Company	1
Competing Business	2
Confidential Information	2
Convertible Notes	3
Derivative Security	3
DGE Investments	1
Drag Transaction	12
Drag-Along Notice	12
Drag-Along Parties	12
Eligible Fund	3
Exchange Act	3
Foreign or State Act	10
Founder Transfer	9
Founders	1
Fully Diluted	3
ICC	23
Identified Person	17
Institutional Fund	4
Investor	4
IPO	4
Law	5
Lock-Up Period	8
Main Parties	1
Main Party	1
non-marketable securities	13
OFAC	5

OFAC Sanctioned Person	5
OFAC Sanctions	5
Permitted Transferee	5
Person or person	5
Potential Business Opportunity	18
Prohibited Person	5
Prohibited Person List	5
Qualified Transfer	9
Representatives	5
Rights Holder	5
Rosello	1
SDN List	5
Secretary	5
Securities Act	5
Spotify Securities	6
Spotify Shares	1
Standstill Cap	15
Standstill Period	13
Strategic Investor	6
Subscription Agreement	1
Subsidiary	6
Tencent	1
Tencent Hong Kong	1
Tencent Hong Kong Secondary Purchase	1
Tencent Parties	1
TME	1
TME Hong Kong	1
TME Investor Agreement	6
Total Voting Power	6
Transfer	6
Transferee	7
Transferring Founder(s)	12
Transferring Holders	12
VIE	7

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CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

INVESTOR AGREEMENT

INVESTOR AGREEMENT, dated as of December 15, 2017 (this “Agreement”), among Spotify Technology S.A., a public limited company (société anonyme) incorporated under the laws of Luxembourg, having its registered office at 42-44 avenue de la Gare, L-1610 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 123 052 (the “Company”), Tencent Music Entertainment Group, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“TME”), Tencent Music Entertainment Hong Kong Limited, a company incorporated under the laws of Hong Kong (“TME Hong Kong”), Tencent Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Tencent”), Image Frame Investment (HK) Limited, a company incorporated under the laws of Hong Kong and a wholly-owned Subsidiary of Tencent (“Tencent Hong Kong” and, together with TME, TME Hong Kong and Tencent, the “Tencent Parties” and the Tencent Parties, together with the Company, jointly the “Main Parties” and individually a “Main Party”), and, solely with respect to Section 1.02, Section 2.07, Section 3.02, Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 5.06, Section 5.07, Section 5.10, Section 5.11, Section 5.12, Section 5.13 and Section 5.14, D.G.E. Investments Limited, Reg. No. HE 293826, a company incorporated under the laws of Cyprus, with address Arch. Makariou & Kalograion 4, Nicolaides Sea View City, 9th Floor, Offices 903-904, Block A-B, 6016 Larnaca, Cyprus (“DGE Investments”), and, solely with respect to Section 1.02, Section 2.07, Section 3.02, Section 5.02, Section 5.03, Section 5.04, Section 5.05, Section 5.06, Section 5.07, Section 5.10, Section 5.11, Section 5.12, Section 5.13 and Section 5.14, Rosello Company Limited, Reg. No. HE 165082, a limited liability company incorporated under the laws of Cyprus, with address 22 Stasikratous Street, Office 104, 1065 Nicosia, Cyprus (“Rosello” and, together with DGE Investments, the “Founders”), and any other Person that becomes a party to this Agreement pursuant to Article II.

BACKGROUND

On the date hereof, the Company issued 213,811 common shares, €0.025 par value per share, of the Company (the “Spotify Shares”) to TME Hong Kong pursuant to that certain Subscription Agreement, dated as of December 8, 2017, by and among the Company, Spotify AB, a corporation incorporated under the laws of Sweden, TME and TME Hong Kong (the “Subscription Agreement”); and

Tencent Hong Kong intends to purchase and acquire from one or more holders of the Convertible Notes additional Spotify Shares, which will be issued to such holder(s) upon conversion or exchange of a portion of the Convertible Notes (such purchase, the “Tencent Hong Kong Secondary Purchase”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person shall mean, as of any date, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, a Person shall be deemed to “control” another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (i) none of the Investors or any of their respective controlled Affiliates shall be deemed to be an Affiliate of the Company, any Founder or any of their respective Affiliates, (ii) none of the Company, the Founders or any of their respective Affiliates shall be deemed to be an Affiliate of the Investors or any of their respective controlled Affiliates and (iii) any of the Investors’ VIEs and their respective Subsidiaries shall be deemed to be controlled Affiliates of such Investors.

“Anticorruption Laws” shall mean Laws governing bribery and corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)), the UK Bribery Act 2010 and the anti-bribery and anticorruption Laws in the PRC (including the Criminal Law and Anti-Unfair Competition Law of the PRC).

“beneficial owner” and words of similar import (including “beneficially own” and “beneficial ownership”) shall have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act (or any comparable successor rule thereto).

“Board” shall mean the board of directors or similar governing body of the Company.

“Business Day” shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York City, New York, United States of America, London, United Kingdom, Stockholm, Sweden, Luxembourg, Grand Duchy of Luxembourg, Hong Kong S.A.R., Shenzhen, PRC or the Cayman Islands are closed for business.

“Competing Business” shall mean any activities that are in direct and material competition with the business activities of the Company and its Subsidiaries. Direct competition shall include offering audio or video streaming or download services to consumers and businesses.

“Confidential Information” shall mean all confidential and proprietary information (irrespective of the form of communication and whatever the form or storage medium and including any copies or reproductions thereof) obtained by or on behalf of the Investors or their respective controlled Affiliates or any Identified Persons from the Company or its Affiliates or their respective Representatives, through the ownership of any Spotify Securities

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

or the Investors’ rights pursuant to this Agreement or otherwise, other than information which: (i) at the time of disclosure was, or thereafter becomes, available to the Investors, their respective controlled Affiliates or their respective Representatives; provided, that such information was not known by the Investors, their respective controlled Affiliates or their respective Representatives to have been obtained from a Person in violation of any obligation of confidentiality to the Company; (ii) at the time of disclosure was, or thereafter becomes, generally available to the public other than directly or indirectly as a result of a disclosure by the Investors, their respective controlled Affiliates or any of their respective Representatives in violation of this Agreement; or (iii) is or was generated independently by the Investors, their respective controlled Affiliates or any of their respective Representatives without reference to such information and without violating the confidentiality provisions of this Agreement.

“Convertible Notes” shall mean the Convertible Senior Notes issued by the Company on April 1, 2016 with an aggregate original principal amount of US$1 billion.

“Derivative Security” shall mean, with respect to any Person, any right, option, other security or derivative position that has an exercise, exchange or conversion privilege or a settlement payment or mechanism at a price related to, or a value determined in whole or in part with reference to or derived in whole or in part from, the value of any securities, bank debt or other obligations of such Person or any of its Subsidiaries.

“Eligible Fund” shall mean, with respect to any Person, any investment fund or asset management vehicle (which may, for the avoidance of doubt, be a hedge fund, venture capital fund or private equity fund) that (i) engages in the types of activities restricted by Section 3.01 or other investment activities, in each case, in the ordinary course of its business, (ii) does not control, is not controlled by, and is not under common control or joint control with, directly or indirectly, such Person (and neither such Person nor any of its Affiliates has the power to (A) vote, or direct the voting of, or the power to dispose, or to direct the disposition of, the securities and other assets of such fund or vehicle, (B) invest, or direct the investment of, the funds of such fund or vehicle or (C) otherwise influence or direct the actions and operations of such fund or vehicle, including with respect to the amount, form and timing of any distributions), and (iii) is not in the possession of any Confidential Information provided by such Person.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fully Diluted” shall mean, with respect to the share capital of the Company, the sum of (i) all shares of capital stock of the Company issued and outstanding as of such date, plus (ii) all shares of capital stock of the Company issuable upon exercise of all options, warrants and other rights to purchase or otherwise acquire shares of capital stock of the Company granted, issued and outstanding as of such date, plus (iii) all shares of capital stock issuable upon conversion, exchange or exercise of any securities of the Company that are convertible into, exchangeable or exercisable for shares of capital stock of the Company granted, issued and outstanding as of such date, and plus (iv) all restricted shares of the Company granted, issued and outstanding as of such date; provided, however, that (A) with respect to any convertible debt securities of the Company, the shares of capital stock issuable upon conversion of such securities shall be included in the calculation of the Fully Diluted share capital of the Company if the price

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

per share of capital stock of the Company into which such securities are convertible as of such date (regardless of whether such securities are convertible at that time) is greater than or equal to the applicable conversion price of such securities, in which case the number of shares of capital stock to be included in the calculation of the Fully Diluted share capital of the Company in respect of such convertible debt securities will be calculated by dividing the total principal amount (plus any accrued payment-in-kind interest) of such securities by the applicable conversion price and (B) with respect to any options or warrants of the Company, the number of shares of capital stock of the Company to be included in the calculation of the Fully Diluted share capital in respect of such options or warrants shall be the product of (x) a fraction, the numerator of which is the excess (if any) of the price per share of capital stock of the Company as of such date over the weighted average exercise price per share of capital stock of the Company as of such date for all such options and warrants (regardless of whether such options and/or warrants are exercisable at that time), and the denominator of which is the price per share of capital stock of the Company as of such date and (y) the total number of shares of capital stock of the Company issuable upon exercise of all such options and warrants; provided, further, that neither the Spotify Top-Up Options, nor the Convertible Notes (including any accrued payment-in-kind interest), nor any Beneficiary Certificates shall be included for purposes of calculating the Fully Diluted share capital of the Company. For purposes of this definition, the price per share of the capital stock of the Company shall be determined (1) if such shares are publicly traded on a national securities exchange in the United States or a non-U.S. securities exchange, the volume weighted average of the price per share for the ninety (90) trading days ending on (and including) the last trading day prior to the first day of the calendar month in which the Fully Diluted share capital is determined, as obtained from Bloomberg L.P. (or, if not reported therein, from another authoritative source) and (2) if such shares are not so publicly traded, the price per share determined by an internationally recognized valuation firm that is independent from the Company, the Investors and their respective controlled Affiliates and that is mutually selected by the Company and TME.

“Institutional Fund” shall mean any investment fund or asset management vehicle (which may, for the avoidance of doubt, be a hedge fund, venture capital fund or private equity fund) that (i) engages in the investment activities in the ordinary course of its business, and (ii) does not control, is not controlled by, and is not under common control or joint control with, directly or indirectly, any Prohibited Person (and neither any Prohibited Person nor any of its Affiliates has the power to (A) vote, or direct the voting of, or the power to dispose, or to direct the disposition of, the securities and other assets held by such fund or vehicle, (B) invest, or direct the investment of, the funds of such fund or vehicle or (C) otherwise influence or direct the actions and operations of such fund or vehicle, including with respect to the amount, form and timing of any distributions).

“Investor” shall mean any of (i) Tencent, Tencent Hong Kong, TME and TME Hong Kong to the extent it beneficially owns any Spotify Securities and (ii) each of their respective Transferees that beneficially own any Spotify Securities and that have executed and delivered to the Company a joinder agreement to be bound by the provisions of this Agreement pursuant to Section 2.03.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

“IPO” shall mean the first listing of equity securities of the Company (or a holding company or any other Spotify Group Company that holds all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis) on an internationally recognized stock exchange or similar marketplace of recognized national standing (excluding, for the avoidance of doubt, private secondary markets or similar), including the direct listing without conducting a concurrent offering.

“Law” shall mean any law, statute, code, regulation, ordinance or rule, in each case, enacted or promulgated by any Governmental Body, or any Order or other legally enforceable requirement of a Governmental Body, in each case, as amended, restated, supplemented or modified from time to time.

“OFAC Sanctioned Person” shall mean any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a U.S. Person from engaging in transactions, and includes any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”). For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

“OFAC Sanctions” shall mean any sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Secretary”) by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

“Permitted Transferee” of any Person shall mean any Affiliate of such Person.

“Person” or “person” shall mean any individual, corporation, business trust, proprietorship, firm, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, joint venture, Governmental Body or other entity.

“Prohibited Person” shall mean (i) each Person listed in Schedule I attached hereto (the “Prohibited Person List”), which list may be updated pursuant to Section 2.02(c), and (ii) any Affiliate of each of the foregoing Persons.

“Representatives” shall mean, with respect to any Person, such Person’s directors, managers, officers, employees and advisors (including financial advisors, attorneys, accountants and consultants); provided, however, that for the avoidance of doubt (i) a shareholder, member, partner or other equity holder of such Person or (ii) a music record label or other rights holder, in each case, shall not be deemed, and shall not constitute, a “Representative” for purposes of this Agreement.

“Rights Holder” shall mean (i) each Person listed in Schedule II attached hereto and (ii) any Affiliate of each of the foregoing Persons.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

“Spotify Investor Agreement” shall mean that certain investor agreement, dated as of the date hereof, by and among the Company, Spotify AB, TME and Tencent, with respect to Spotify AB’s investment in the TME.

“Spotify Securities” shall mean shares of capital stock of the Company, warrants, options, convertible securities, exchangeable securities or similar rights or instruments of the Company exercisable, exchangeable or convertible into, or requiring the issuance, allotment or delivery of shares of capital stock of the Company, including the Spotify Shares. For purposes of this Agreement, each option to purchase Spotify Securities shall be considered a Spotify Security only together with the Spotify Securities underlying such option, and such option and the underlying Spotify Securities shall be considered one single Spotify Security.

“Strategic Investor” shall mean (i) each Person listed in Schedule III attached hereto and (ii) any Affiliate of each of the foregoing Persons; provided, that a “Strategic Investor” shall not include any Eligible Fund in which such Person makes or holds a bona fide investment.

“Subsidiary” shall mean, with respect to any Person, any other Person, whether incorporated or unincorporated, (i) of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such other Person is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such first Person, (ii) of which such first Person is the general partner or managing member, (iii) which is a VIE of such first Person or (iv) which is a Subsidiary of any VIE of such first Person.

“Total Voting Power” shall mean the total number of votes entitled to be cast generally in the election of the members of the Board represented by the Spotify Securities.

“Transfer” shall mean (with its cognates having corresponding meanings), with respect to any securities, (i) any sale, exchange, transfer, redemption, grant, pledge, hypothecation or other disposition, whether voluntary or involuntary, and whether or not for value, of any of such securities, or any securities, options, warrants or rights convertible into or exercisable or exchangeable for, or for the purchase or other acquisition of, or otherwise with respect to, any of such securities or any contract or other binding arrangement or understanding (in each case, whether written or oral) to take any of the foregoing actions or (ii) entering into any swap or other agreement, arrangement or understanding, whether or not in writing, that, directly or indirectly, transfers, conveys or otherwise disposes of, in whole or in part, any of the economic or other risks or consequences of ownership of any of such securities, including short sales of applicable securities, option transactions with respect to securities, use of equity or other derivative financial instruments relating to such securities and other hedging arrangements with respect to such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such securities, other securities, cash or otherwise; provided, however, that any such sale, exchange, transfer, redemption, grant, pledge, hypothecation or other disposition referred to in clause (i) of, or any of the agreements, arrangements or understandings referred to in clause (ii) in respect of, the securities of any Person that beneficially owns any Spotify Securities (including any shares or other securities of Tencent or TME) shall not constitute a “Transfer” of Spotify Securities for purposes of this Agreement (and shall not be subject to any of the restrictions set forth in Article II), except that (A) the transfer of any shares

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

or other securities of TME Hong Kong shall constitute a “Transfer” of Spotify Securities for purposes of this Agreement (and such transfer shall be subject to the restrictions set forth in Article II) if, at the time of such transfer, TME Hong Kong and its Subsidiaries do not own or otherwise hold all or substantially all of the assets of TME and (B) the transfer of any shares or other securities of Tencent Hong Kong shall constitute a “Transfer” of Spotify Securities for purposes of this Agreement (and such transfer shall be subject to the restrictions set forth in Article II) if, at the time of such transfer, Tencent Hong Kong and its Subsidiaries do not own or otherwise hold all or substantially all of the assets of Tencent.

“Transferee” shall mean a Person that receives a Transfer.

“VIE” shall mean, with respect to any Person, any other Person (i) over which such first Person can effect direct or indirect control through direct or indirect contractual arrangements and (ii) whose financial results are consolidated with the net revenues of such first Person and are recorded on the books of such first Person for financial reporting purposes in accordance with the accounting standards applicable to such first Person.

SECTION 1.02 Other Definitional Provisions; Interpretation. The table of contents and headings preceding the text of articles and sections included in this Agreement and the headings to schedules and exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The terms as set forth in this Agreement have been arrived at after mutual negotiation with the advice of counsel and, therefore, it is the intention of the parties hereto that its terms may not be construed against any of the parties hereto by reason of the fact that it was prepared by one of the parties hereto. Reference to any Person includes such Person’s successors (including by operation of law) and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. All references to “Section,” “Sections,” “Article,” “Articles,” “Exhibit” or “Exhibits” refer to the corresponding Section, Sections, Article, Articles, Exhibit or Exhibits of this Agreement. The word “including” shall mean “including without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. “Extent” in the phrase to “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”. The word “or” is used in the inclusive sense of “and/or”. All references to any Law means such Law as amended from time to time and shall include any successor legislation thereto and any rules and regulations promulgated therein.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

ARTICLE II

TRANSFER OF SPOTIFY SECURITIES

SECTION 2.01 General Transfer Restrictions. The right of the Investors and any of their respective controlled Affiliates to Transfer any Spotify Securities they beneficially own is subject to the restrictions set forth in this Article II, and no Transfer of such Spotify Securities by the Investors or any of their respective controlled Affiliates may be effected except in compliance with this Article II. Any attempted Transfer in violation of this Agreement shall be null and void ab initio and of no effect, regardless of whether the purported Transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement. Any purported Transfer in violation of this Agreement shall not be recorded (and the Company will instruct its transfer agent, registered office and other third parties not to record such purported Transfer) in the shareholders’ register of the Company or result in the treatment of any purported Transferee of such Spotify Securities as the owner of such Spotify Securities for any purpose.

SECTION 2.02 Restrictions on Transfer.

(a) Restrictions During Lock-Up Period. During the period beginning on the date hereof and ending on the earlier of (i) the third (3rd) anniversary of the date hereof and (ii) the first date after the date hereof on which the number of Spotify Securities collectively beneficially owned by a Strategic Investor and its Affiliates exceeds the number of Spotify Securities then collectively beneficially owned by the Investors and their respective controlled Affiliates (such period, the “Lock-Up Period”), the Investors shall not, and the Investors shall cause their respective controlled Affiliates not to, Transfer any Spotify Securities beneficially owned by them, except:

(i) with the prior written consent of the Company (acting through its Board or a designated committee thereof);

(ii) to a Permitted Transferee, subject to compliance with Section 2.03; provided, that, (A) if such Person ceases to be a Permitted Transferee during the Lock-Up Period, then the applicable Investor shall cause, and shall cause its controlled Affiliates to cause, such Person to, and such Person shall, Transfer such Spotify Securities back to such Investor or its controlled Affiliates or (B) if such Person ceases to be a Permitted Transferee after the expiration of the Lock-Up Period and a Transfer of Spotify Securities to such Person at that time would be prohibited by Section 2.02(b), then the applicable Investor shall cause, and shall cause its controlled Affiliates to cause, such Person to, and such Person shall, Transfer such Spotify Securities back to such Investor or its controlled Affiliates;

(iii) pursuant to (A) a tender offer or exchange offer for at least a majority of the issued and outstanding Spotify Securities if the Board has affirmatively recommended to the holders of the issued and outstanding Spotify Securities that such holders tender their Spotify Securities into such tender or exchange offer and if the Board has not publicly withdrawn or changed such recommendation or (B) a merger, consolidation or other business combination transaction which has been approved by the Board (each, a “Qualified Transfer”);

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

(iv) to the Company or any of its Subsidiaries; or

(v) to the extent necessary to avoid regulation as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

For purposes of this Section 2.02(a), the number of Spotify Securities beneficially owned by the Investors and their respective controlled Affiliates shall be determined without regard to the provisions set forth in Section 3.02.

(b) Notwithstanding anything in this Article II to the contrary and irrespective of the expiration of the Lock-Up Period, for so long as the Investors or any of their respective controlled Affiliates beneficially own any Spotify Securities, the Investors shall not, and the Investors shall cause their respective controlled Affiliates not to, Transfer any Spotify Securities beneficially owned by them to (i) any Prohibited Person, (ii) any Rights Holder or (iii) any Transferee if, after giving effect to the proposed Transfer, the proposed Transferee would beneficially own Spotify Securities representing, in the aggregate, five percent (5%) or more of the Total Voting Power or five percent (5%) or more of the total issued and outstanding share capital of the Company; provided, that nothing in this Section 2.02(b) (but without limiting any of the other provisions of this Article II) shall prohibit any Transfer of Spotify Securities (w) to a Permitted Transferee, subject to compliance with Section 2.03; provided, that if such Person ceases to be a Permitted Transferee and a Transfer of Spotify Securities to such Person at that time would be prohibited by this Section 2.02(b), then the applicable Investor shall cause, and shall cause its controlled Affiliates to cause, such Person to, and such Person shall, Transfer such Spotify Securities back to such Investor or its controlled Affiliates, (x) if such Transfer (and the Transferee in such Transfer) is consented to in writing by the Board or a designated committee thereof; (y) pursuant to a Qualified Transfer; or (z) through open market brokerage transactions where the identity of the purchaser is unknown (and, for the avoidance of doubt, the Investors shall have no duty of inquiry in connection with such brokerage transactions) (such transaction, a “Brokerage Transaction”); provided, further, that nothing in Section 2.02(b)(iii) (but without limiting any of the other provisions of this Article II) shall prohibit any Transfer of Spotify Securities to Daniel Ek, Martin Lorentzon or their respective controlled Affiliates (such transaction, a “Founder Transfer”). The Company shall provide in writing to TME Hong Kong upon TME Hong Kong’s written request and, after the completion of the Tencent Hong Kong Secondary Purchase, to Tencent Hong Kong upon Tencent Hong Kong’s written request (which written request may be made by TME Hong Kong or Tencent Hong Kong, as applicable, no more frequently than once each fiscal quarter), the aggregate number of Spotify Securities representing the Total Voting Power and the aggregate number of issued and outstanding shares of capital stock of the Company as of a recent date (without disclosing the identity of any holder thereof), and the Investors shall be entitled to rely upon the most recently received such notice from the Company for all purposes of calculating the Total Voting Power and total issued and outstanding share capital of the Company under this Agreement. For the purposes of ensuring that a proposed Transfer is not in violation of the restrictions in Section 2.02(b)(iii), the Investors shall be entitled to rely upon (1) reports of beneficial ownership of such

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Transferee that are publicly filed or available or (2) if such reports are not publicly filed or available, after due inquiry, the representation made by the relevant Transferee with respect to the total number of votes and total number of outstanding shares of the Company owned by such Transferee before such proposed Transfer.

(c) The Company may amend the Prohibited Person List following the date hereof to add or remove any Person to or from the Prohibited Person List, each such amendment to be effective upon delivery of written notice thereof to the Investors; provided that (i) any Person so added to the Prohibited Person List must be a Person that, directly or indirectly, conducts a Competing Business as determined in good faith by the Company, and (ii) the Company may not amend the Prohibited Person List more than once during any twelve (12) month period; provided, further, that any Institutional Fund which makes an investment in any Person that, directly or indirectly, conducts a Competing Business shall not be a Prohibited Person and shall not be included in the Prohibited Person List.

(d) Notwithstanding anything in this Agreement to the contrary, no Transfer of Spotify Securities otherwise permitted by this Agreement shall be made unless such Transfer is in compliance with the Securities Act or any other applicable securities Laws of any foreign, federal, state, local or other jurisdiction (a “Foreign or State Act”).

SECTION 2.03 Joinder to Investor Agreement. Each Investor shall (and shall cause its controlled Affiliates who beneficially own any Spotify Securities to), prior to the Transfer of any Spotify Securities to any Permitted Transferee (other than in a Transfer that is a Qualified Transfer, a Brokerage Transaction or a Founder Transfer) and as a condition thereto, cause such Permitted Transferee to execute and deliver to the Company a joinder agreement in form and substance reasonably acceptable to the Company, pursuant to which such Permitted Transferee agrees to be bound by the provisions of this Agreement. Without limiting the provisions in the immediately preceding sentence, (i) until the completion of the IPO of the Company, each Investor shall, prior to the Transfer of any Spotify Securities to any Transferee in accordance with the other provisions of this Article II (other than in a Transfer that is a Transfer of any Spotify Securities to the Company, a Qualified Transfer, a Brokerage Transaction or a Founder Transfer) and as a condition thereto, cause such Transferee to execute and deliver to the Company a joinder agreement in form and substance reasonably acceptable to the Company, pursuant to which such Transferee agrees to be bound by this Article II, Section 3.02, Section 4.01 and Article V, and (ii) after the completion of the IPO of the Company, each Investor shall, prior to the Transfer of any Spotify Securities to any Transferee in accordance with the other provisions of this Article II (other than in a Transfer that is a Transfer of any Spotify Securities to the Company, a Qualified Transfer, a Brokerage Transaction or a Founder Transfer) and as a condition thereto, cause such Transferee to execute and deliver to the Company a joinder agreement in form and substance reasonably acceptable to the Company, pursuant to which such Transferee agrees to be bound by this Article II (other than Section 2.02(a) and Section 2.07) and Article V.

SECTION 2.04 Notice of Transfer. Prior to Transferring any Spotify Securities in accordance with the provisions set forth in this Article II (other than in a Transfer that is a Transfer of any Spotify Securities to the Company, a Qualified Transfer, a Founder Transfer or, after the IPO of the Company, a Brokerage Transaction), an Investor or its controlled Affiliate, as applicable, shall, no later than five (5) Business Days prior to the consummation of such Transfer, deliver a written notice thereof to the Company.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

SECTION 2.05 Legends. With respect to the Investors or any of their respective controlled Affiliates who beneficially own any Spotify Securities, each certificate for Spotify Securities, if any, shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares in the shareholders’ register or other books and records of the Company) referencing restrictions on Transfer of such Spotify Securities under the Securities Act, any applicable Foreign or State Act and this Agreement, which legend shall state in substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH (I) THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND (II) ANY OTHER APPLICABLE SECURITIES LAWS OF ANY FOREIGN, FEDERAL, STATE, LOCAL OR OTHER JURISDICTION.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE INVESTOR AGREEMENT DATED AS OF DECEMBER 15, 2017, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

Notwithstanding the foregoing, the holder of any certificate(s) for Spotify Securities shall be entitled to receive from the Company new certificates for a like number of Spotify Securities not bearing such legend (or the elimination or termination of such notations or arrangements) upon the request of such holder (i) at such time as such restrictions are no longer applicable and (ii) with respect to the restriction on Transfer of such Spotify Securities under the Securities Act or any other applicable Foreign or State Act, at the reasonable request of the Company, upon the delivery to the Company of an opinion of counsel to such holder, which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act or any such other applicable Foreign or State Act.

SECTION 2.06 Lock-Up Agreements. In connection with any underwritten public offering by the Company of any Spotify Securities pursuant to an effective registration statement pursuant to the Securities Act or a prospectus or equivalent disclosure document pursuant to any Foreign and State Act (including in connection with an IPO of the Company), the Investors shall, and the Investors shall cause their respective controlled Affiliates that beneficially own any Spotify Securities to, enter into customary agreements restricting the public sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if and to the extent required in writing by the lead managing underwriter(s) with respect to such underwritten public offering; provided, however, that the

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Investors and their respective controlled Affiliates shall not be required to enter into any such agreement covering a period that would end later than one hundred and eighty (180) days after the date of the final prospectus relating to an IPO of the Company or ninety (90) days after the date of the final prospectus relating to any such underwritten public offering other than an IPO of the Company; provided, further, that notwithstanding the foregoing any restrictions in such agreement shall not apply to Transfers to Permitted Transferees (subject to compliance with Section 2.03). The foregoing provisions of this Section 2.06 shall be applicable to the Investors only if (i) in the case of an IPO of the Company, all officers and directors of the Company and all shareholders owning, in the aggregate, more than fifty percent (50%) of the Total Voting Power or fifty percent (50%) of the total issued and outstanding share capital of the Company are subject to the same restrictions, or (ii) in the case of any underwriting public offering of the Company other than an IPO, all officers and directors of the Company are subject to the same restrictions.

SECTION 2.07 Drag-Along Right. Notwithstanding anything contained in this Article II to the contrary, at any time prior to an IPO of the Company, if (i) a bona fide firm offer has been made by an unaffiliated third party to acquire at least sixty-six percent (66%) of the Spotify Securities, on a fully diluted basis (which, for purposes of this Section 2.07, means the number of Spotify Shares issued and outstanding, together with the number of Spotify Shares issuable upon the exercise, conversion or exchange into Spotify Shares of all issued and outstanding Spotify Securities (excluding the Spotify Top-Up Options, the Convertible Notes and any Beneficiary Certificates) (such acquisition, a “Drag Transaction “) and (ii) the holders of Spotify Securities (the “Transferring Holders”) that (A) together beneficially own at least sixty-six percent (66%) of the outstanding Spotify Shares and (B) include at least one (1) of the Founders (the “Transferring Founder(s)”) accept such offer, the Transferring Founder(s) shall have the right, on behalf of the Transferring Holders, to require the Investors and their respective controlled Affiliates who beneficially own any Spotify Securities (the “Drag-Along Parties”) to Transfer all or a portion of their respective Spotify Securities to the third party Transferee in such Drag Transaction, all in accordance with the following provisions:

(a) The Transferring Founder(s) shall, on behalf of the Transferring Holders, notify the Investors in writing of the proposed Drag Transaction no later than forty-five (45) days prior to the completion of the proposed Drag Transaction (the “Drag-Along Notice”). The Drag-Along Notice shall specify whether the Transferring Holders wish to exercise their drag-along rights pursuant to this Section 2.07 and set forth the identity of the proposed third party Transferee, the number of Spotify Securities to be Transferred, the price per Spotify Security and the other terms and conditions for the Drag Transaction. The Drag-Along Notice shall be sent by the Transferring Founder(s) on behalf of the Transferring Holders and shall also identify one Transferring Holder to whom the Investors shall send notices or other communications.

(b) If required by the Transferring Founder(s) on behalf of the Transferring Holders in the Drag-Along Notice, the Drag-Along Parties shall be obligated to Transfer Spotify Securities to the third party Transferee in such Drag Transaction on the same terms and conditions (including at the same price (subject to adjustments to take into account the value of the Spotify Top-Up Options)) as the Transferring Holders. The Transferred Spotify Securities (being the Spotify Securities that the third party has offered to acquire) shall be allocated

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

among the Transferring Holders and such Drag-Along Parties on a pro rata basis, calculated as the total number of Spotify Securities beneficially owned by the Drag-Along Parties in relation to the total number of Spotify Securities beneficially owned by all Transferring Holders and the Drag-Along Parties, all on a fully diluted basis.

(c) If a Drag Transaction occurs pursuant to which the Drag-Along Parties are obligated to Transfer Spotify Securities as provided for in this Section 2.07 in exchange for securities other than cash and/or marketable securities (“non-marketable securities”), the Transferring Founder(s) and the Investors shall cooperate in good faith to procure that the issuer of such non-marketable securities replicates the economic rights and other rights and priorities of the Drag-Along Parties immediately prior to such Transfer in its own capital structure.

(d) For the purposes of this Section 2.07, (i) DGE Investments shall not be deemed a Founder should a majority of the outstanding shares of DGE Investments no longer be ultimately held by Daniel Ek and (ii) Rosello shall not be deemed a Founder should a majority of the outstanding shares of Rosello no longer be ultimately held by Martin Lorentzon.

SECTION 2.08 Delay of Transfer. The Company shall not incur any liability to the Investors, any of their respective controlled Affiliates or any other Person for any delay in recognizing any Transfer of Spotify Securities if the Company in good faith reasonably determines that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, any applicable Foreign or State Act or this Agreement.

ARTICLE III

STANDSTILL; VOTING

SECTION 3.01 Standstill Covenant.

(a) Except in connection with the consummation of the transactions contemplated by the Subscription Agreement, during the period beginning on the date hereof and ending on the earlier of (i) the fifth (5th) anniversary of the date hereof and (ii) the first date after the date hereof on which the number of Spotify Securities collectively beneficially owned by a Strategic Investor and its Affiliates exceeds the number of Spotify Securities then collectively beneficially owned by the Investors and their respective controlled Affiliates (such period, the “Standstill Period”), none of the Tencent Parties shall, and each of the Tencent Parties shall cause its controlled Affiliates and its controlled Affiliates’ Representatives (and with respect to such Representatives that are not directors, officers, managers or employees of such Tencent Party or any of its controlled Affiliates, only to the extent such Representatives are acting on behalf, or at the behest, of such Tencent Party or any of its controlled Affiliates) not to, directly or indirectly or alone or in concert with any other Person, unless invited to do so by the Board or with the prior written consent of the Company:

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

(i) acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise (other than as a result of a stock dividend, capitalization of profits, stock split or subdivision of any Spotify Securities beneficially owned by the Tencent Parties and their respective controlled Affiliates) (A) any economic interest in, or any direct or indirect right to direct the voting or disposition of, any Spotify Securities or other securities (including any Derivative Securities) of the Company, whether or not any of the foregoing would give rise to beneficial ownership and, in each case, whether or not any of the foregoing is acquired or otherwise obtained by means of borrowing of securities or operation of any Derivative Security or (B) except in the ordinary course of business, any consolidated assets or indebtedness of the Company;

(ii) enter into, agree, offer, or propose to enter into (whether publicly or otherwise), effect, engage in, or participate in, any acquisition transaction, merger or other business combination, recapitalization, restructuring, liquidation, dissolution, share exchange, sale, disposition, purchase, acquisition or other extraordinary transaction relating to the Company or a transaction for all or a substantial portion of the consolidated assets of the Company or any of its businesses;

(iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) under the Exchange Act and including any otherwise exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act) to vote, or seek or propose to advise, influence or encourage any Person with respect to the voting of, any Spotify Securities on any matter, or demand a copy of the Company’s shareholders’ register or other books and records;

(iv) initiate, induce or attempt to induce, cooperate or collaborate with, any other Person in connection with any shareholder proposal or withhold vote campaigns or any tender or exchange offer for equity securities of the Company, any change of control of the Company or the convening of a meeting of the Company’s shareholders;

(v) except as contemplated under Section 3.02, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Spotify Securities or in connection with (or otherwise act in concert with any Person in connection with) the matters that are the subject of this Section 3.01 with any Person (other than the other Tencent Parties and their respective controlled Affiliates);

(vi) seek or propose to influence, advise, change or control the management, Board, governing instruments or policies, affairs or strategies of the Company;

(vii) bring any action or otherwise act to contest the validity of this Section 3.01;

(viii) advise, knowingly assist, knowingly encourage or knowingly act as a financing source for or otherwise invest in any Person in connection with, or enter into any discussions, negotiations, arrangements or understandings with any Person with respect to, any of the foregoing clauses (i) through (vii) of this Section 3.01(a) or propose any of such activities to any Person;

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

(ix) publicly request or otherwise publicly seek to amend or waive any provision of this Section 3.01, provided, that the Tencent Parties and their respective controlled Affiliates may make such request or proposal privately to the Board (which request or proposal the Board can accept or reject in its sole discretion) that is made in a manner that is not intended to and would not reasonably be likely to result in the Company being required to make any public disclosure or other public announcement related to such request or proposal; and

(x) make any statement or publicly disclose any intention, plan, arrangement or other contract that is prohibited by, or inconsistent with, any of the foregoing;

provided, however, that (A) any Transfer of Spotify Securities shall not constitute a breach of this Section 3.01(a) so long as the Tencent Parties and their respective controlled Affiliates comply with Article II (if applicable); and (B) if the Spotify Securities beneficially owned by the Tencent Parties and their respective controlled Affiliates collectively represent less than ten percent (10%) of the then Fully Diluted share capital of the Company, an acquisition by any Tencent Party or its controlled Affiliates during the Standstill Period of up to that number of additional Spotify Securities that, together with the Spotify Securities beneficially owned collectively by the Tencent Parties and their respective controlled Affiliates immediately prior to such acquisition, would not collectively represent more than ten percent (10%) of the then Fully Diluted share capital of the Company (the “Standstill Cap”) shall not constitute a breach of this Section 3.01(a). The Company shall provide in writing to TME Hong Kong upon TME Hong Kong’s written request and, after the completion of the Tencent Hong Kong Secondary Purchase, to Tencent Hong Kong upon Tencent Hong Kong’s written request (which written request may be made by TME Hong Kong or Tencent Hong Kong, as applicable, no more frequently than once each fiscal quarter), the total number of Spotify Securities representing the Fully Diluted share capital as of a recent date (without disclosing the identity of any holders of Spotify Securities), and the Tencent Parties shall be entitled to rely upon the most recently received such notice from the Company for all purposes of the preceding proviso. For the avoidance of doubt, if the Spotify Securities beneficially owned by the Tencent Parties and their respective controlled Affiliates exceed the Standstill Cap due to the decrease in the total number of Spotify Securities as a result of any share repurchase, share buyback or share redemption by the Company, the Tencent Parties and their respective controlled Affiliates are not required to reduce their beneficial ownership of Spotify Securities.

For purposes of this Section 3.01(a), the number of Spotify Securities beneficially owned by the Tencent Parties and their respective controlled Affiliates shall be determined without regard to the provisions set forth in Section 3.02.

(b) Nothing contained in this Section 3.01 shall restrict the right of the Tencent Parties, their respective controlled Affiliates or any other Person (i) to make or continue to hold bona fide investments in any Eligible Fund that holds or acquires any Spotify Securities or other securities (including any Derivative Securities) of the Company or otherwise engages in any of the activities otherwise restricted by this Section 3.01, so long as the investment in such Eligible Fund is made and held by such Person for investment purposes only and is not made or held for the purpose of engaging in or facilitating, or for the purpose of assisting or encouraging the Person(s) controlling such Eligible Fund to engage in or facilitate,

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

any of the activities restricted by this Section 3.01 in any manner with respect to the Company or (ii) to acquire any Spotify Securities or other securities (including any Derivative Securities) of the Company pursuant to a bona fide distribution-in-kind by any Eligible Fund to all of its investors (including the Tencent Parties, their respective controlled Affiliates or such other Person) on a pro rata basis.

SECTION 3.02 Voting Agreement.

(a) Except as expressly provided for herein, the Investors hereby agree on behalf of themselves and on behalf of their respective controlled Affiliates that beneficially own any Spotify Securities that DGE Investments shall have the sole and exclusive right to vote, in its sole and absolute discretion, any Spotify Securities beneficially owned by the Investors and any of their respective controlled Affiliates on all proposals, resolutions and other matters for which a vote, consent or other approval (including by written consent) of the holders of Spotify Securities is sought or upon which such holders are otherwise entitled to vote or consent.

(b) The Investors hereby agree on behalf of themselves and on behalf of their respective controlled Affiliates that beneficially own any Spotify Securities that, unless DGE Investments provides explicit written instructions to vote the Spotify Securities beneficially owned by the Investors or any of their respective controlled Affiliates or DGE Investments provides explicit written notice that the Investors and their respective controlled Affiliates shall be permitted to vote their Spotify Securities in their respective sole discretion without regard to any instructions of DGE Investments, the Investors shall not, and the Investors shall cause their respective controlled Affiliates not to, vote, or cause to be voted, or vote, consent or approve in any other circumstances, in which such vote, consent or other approval (including a written consent) is sought from the holders of Spotify Securities, any of the Spotify Securities beneficially owned by them (in person, by proxy or action by written consent).

(c) The Investors, on behalf of themselves and on behalf of their respective controlled Affiliates that beneficially own any Spotify Securities, hereby irrevocably appoint DGE Investments their true and lawful proxy and attorney with the power to act alone and with full power of substitution and re-substitution, to vote or act by written consent with respect to all Spotify Securities beneficially owned by them in accordance with this Section 3.02 and to execute all appropriate instruments consistent with this Agreement on behalf of the Investors and their respective controlled Affiliates. The proxy and power granted by the Investors and their respective controlled Affiliates are irrevocable and coupled with an interest and are given to secure the performance of their obligations under this Section 3.02. DGE Investments shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which DGE Investments may do or refrain from doing in good faith, nor shall DGE Investments have any accountability hereunder, except for its own bad faith, gross negligence or willful misconduct. If and to the extent reasonably requested by DGE Investments, the Investors shall issue a separate power of attorney in the name of DGE Investments or any director, officer or internal or external legal counsel of DGE Investments, or any other representative acting on behalf of and in accordance with the instructions of DGE Investments, in each case duly appointed and authorized to exercise the rights assigned to DGE Investments under this Section 3.02, to govern the exercise of rights assigned to DGE Investments under this Section 3.02.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

(d) The provisions of this Section 3.02 shall terminate upon the earliest to occur of: (i) the mutual written agreement of the Company, TME and DGE Investments, (ii) the time at which (A) Daniel Ek ceases to be chief executive officer of the Company and (B) a majority of the outstanding shares of DGE Investments are no longer ultimately held by Daniel Ek and (iii) the tenth (10th) anniversary of the date of this Agreement. In case of termination of DGE Investments’ rights in accordance with item (ii) above, the rights under this Section 3.02 shall instead transfer to Rosello and apply mutatis mutandis; provided, that, in such case, (x) all references to “DGE Investments” shall be replaced with references to “Rosello”, (y) clause (ii) in the first sentence of this Section 3.02(d) shall be replaced by “the time at which (A) Martin Lorentzon ceases to be a director of the Board and (B) a majority of the outstanding shares of Rosello are no longer ultimately held by Martin Lorentzon”, and (z) the period set forth in clause (iii) above shall not be extended as a result of such transfer of rights from DGE Investments to Rosello.

ARTICLE IV

CERTAIN GOVERNANCE MATTERS

SECTION 4.01 Information Rights. Prior to the completion of the IPO of the Company, upon written request of the Investors, the Company shall, subject to Section 5.01, deliver to the Investors the information set forth below:

(a) annual audited consolidated financial statements of the Spotify Company Group within one hundred and forty-five (145) days after the end of each fiscal year, audited by an internationally reputable accounting firm approved by the Board; and

(b) quarterly unaudited consolidated financial statements of the Spotify Company Group within thirty (30) days after the end of each quarter.

SECTION 4.02 Potential Business Opportunities. To the fullest extent permitted by applicable Law, (i) the Tencent Parties, their respective controlled Affiliates and their respective managers, directors, officers, employees and/or other representatives (each of the foregoing Persons (other than the Tencent Parties and their respective controlled Affiliates), an “Identified Person”) shall have the right to, and shall have no duty (contractual or otherwise) to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, on their own account, or in partnership with, or as a manager, director, officer, employee or shareholder of any other Person, including those lines of business deemed to be competing with the Company or any of its Subsidiaries, (ii) the Company, on behalf of itself, its Subsidiaries and its and their respective shareholders, hereby renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to the Tencent Parties, their respective controlled Affiliates or any Identified Person, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so (a “Potential

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Business Opportunity”), and none of the Company or its shareholders or any of its Subsidiaries or their shareholders shall have any rights in and to any Potential Business Opportunity of the Tencent Parties, their respective controlled Affiliates or any Identified Persons or the income or profits derived therefrom, (iii) the Tencent Parties, their respective controlled Affiliates and the Identified Persons may do business with any potential artist, subscriber, music label or other business relationships of the Company or any of its Subsidiaries and (iv) neither the Tencent Parties, their respective controlled Affiliates nor any Identified Person shall have any duty to communicate or offer any Potential Business Opportunity to the Company or any of its Subsidiaries or shall be liable to the Company or any of its Subsidiaries or any of their respective members, partners, shareholders or other equity holders for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that the Tencent Parties, their respective controlled Affiliates or such Identified Person pursue or acquire such Potential Business Opportunity, direct such business opportunity to another Person or fail to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries, unless, in each case of clauses (ii) and (iv), the Tencent Parties, their respective controlled Affiliates or such Identified Person first learn about such Potential Business Opportunity in any Confidential Information.

SECTION 4.03 Anti-Bribery Covenants. The Company hereby agrees that it shall not, and shall use reasonable good faith efforts to cause its controlled Affiliates and its and its controlled Affiliates’ officers, directors, employees, agents, and other persons acting for or on behalf of the Company or its controlled Affiliates not to, (i) offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value, to any Government Official or to any Person in violation of applicable Anticorruption Laws; (ii) use any corporate funds or assets for unlawful contributions, gifts, entertainment, expenses or other unlawful conduct relating to political activity; (iii) make, offer, promise, authorize, solicit or receive any bribe, rebate, payoff, influence payment, kickback or other similar improper payment, whether directly or indirectly, to or from any private commercial entity for the purpose of gaining an improper business advantage in violation of applicable Anticorruption Laws; or (iv) take any action that would constitute a violation of, or cause the Company to be in violation of, or fail to take any action in violation of, any applicable Anticorruption Laws, in each of cases (i) through (iv), which conduct would reasonably be expected, individually or in the aggregate, to be material to the Spotify Group Companies, taken as a whole.

SECTION 4.04 Sanctions Covenant. The Company agrees that it shall not, shall cause its controlled Affiliates not to, and instruct any of its or their respective officers, directors, employees, and agents not to, use or cause to be used any funds of the Company for the purpose of funding, financing or facilitating any unlawful activities, business or transaction of or with (i) any OFAC Sanctioned Person, (ii) a Person that is subject to any sanctions of the European Union, the PRC or the Cayman Islands by Order of Her Majesty in Council or (iii) otherwise operate in any manner that would cause the Company or any of its Subsidiaries to be in violation of OFAC Sanctions or any sanctions of the European Union, the PRC or the Cayman Islands.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

ARTICLE V

GENERAL PROVISIONS

SECTION 5.01 Confidentiality. During the period beginning on the date hereof and ending on the second (2nd) anniversary of the termination of this Agreement, each Investor shall, and each Investor shall cause its controlled Affiliates to, keep all Confidential Information strictly confidential and not disclose any Confidential Information, in whole or in part, in any manner whatsoever; provided that, notwithstanding anything to the contrary in this Agreement, Confidential Information may be disclosed by the Investors and their respective controlled Affiliates (i) to their respective Representatives and Affiliates, in each case, to the extent such Representative or Affiliate needs to be provided such Confidential Information to assist the Investors and their respective controlled Affiliates in evaluating or reviewing their investment in the Company (provided, that (A) such Representative or Affiliate is subject to an obligation to keep such information confidential on terms at least as favorable to the Company as this Section 5.01 and (B) the Investors and their respective controlled Affiliates shall be responsible for any breach of this Section 5.01 by any of their respective Representatives or Affiliates), (ii) at any time following the expiration of the Lock-Up Period, to a prospective Transferee who is subject to an obligation to keep such information confidential on terms at least as favorable to the Company as this Section 5.01 (provided, that the Investors and their respective controlled Affiliates shall be responsible for any breach of this Section 5.01 by such prospective Transferee) and (iii) if any of the Investors or any of their respective controlled Affiliates, as applicable, has received advice from its outside counsel that it is legally required to make such disclosure to comply with applicable Law; provided, that prior to making such disclosure pursuant to this clause (iii), such Person shall, to the extent legally permissible, promptly notify the Company of such request or requirement and use its reasonable best efforts to preserve the confidentiality of the Confidential Information, including consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assist the Company, at the Company’s sole cost and expense, in seeking a protective order to prevent the requested disclosure; and provided, further, that such Person may disclose only that portion of the Confidential Information that is, based on the advice of its outside counsel, legally required or requested to be disclosed.

SECTION 5.02 Amendment. This Agreement may be amended, modified or supplemented only by an agreement in writing executed by all of the parties hereto.

SECTION 5.03 Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in the English language and writing and shall be deemed given and received if transmitted by electronic mail (with confirmation of receipt by the recipient, which confirmation shall be promptly delivered by the recipient if so requested by the sender in the applicable notice or other communication), on the Business Day after the date on which such notice is sent to the parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

(a)	If to the Company, to:

Spotify AB

attn. Corporate Legal

Birger Jarlsgatan 61

113 56 Stockholm

Sweden

with a copy (which copy alone shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Alan M. Klein

                 Sebastian Tiller

E-mail:

(b)	If to DGE Investments, to:

Arch. Makariou & Kalograion Corner 4

Nicolaides Sea View City, 9th Floor

Offices 903-904, Block A-B

6016 Larnaca Cyprus

Attention:     Olga Mavrou

E-mail:

(c)	If to Rosello, to:

22 Stasikratous Street

Office 104

1065 Nicosia

Cyprus

Attention: Pär Ceder

E-mail:

(d)	If to Tencent or Tencent Hong Kong, to:

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen’s Road East

Wanchai, Hong Kong

Attention:     Compliance and Transactions Department

Email:

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

with a copy (which copy alone shall not constitute notice) to:

Tencent Building, Keji Zhongyi Avenue

Hi-tech Park, Nanshan District

Shenzhen 518057, PRC

Attention:       Mergers and Acquisitions Department

Email:

and

Davis Polk & Wardwell

The Hong Kong Club Building

3A Chater Road, 18/F

Hong Kong

Attention:       Miranda So

E-mail:

(e)	If to TME or TME Hong Kong, to:

Tencent Music Entertainment Group

7F, China Technology Trade Center

NO.66 North 4th Ring West Road

Hai Dian District, Beijing

P.R.China 100080

Attention: Hsiang Zhao

E-mail:

with a copy (which copy alone shall not constitute notice) to:

Davis Polk & Wardwell

The Hong Kong Club Building

3A Chater Road, 18/F

Hong Kong

Attention:       Miranda So

E-mail:

SECTION 5.04 Waivers. Any party hereto may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party hereto of any condition or of any breach of any term or covenant contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term or covenant.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

SECTION 5.05 Successors and Assignment. Except as expressly provided in Section 2.03, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.

SECTION 5.06 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and no provision of this Agreement shall be deemed to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right.

SECTION 5.07 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

SECTION 5.08 Entire Understanding. This Agreement, together with the Subscription Agreement, sets forth the sole and entire agreement and understanding of the Main Parties hereto with respect to the transactions contemplated hereby and all inducements to the making of this Agreement relied upon by the Main Parties hereto and supersedes any and all prior representations, warranties, agreements, arrangements and understandings, both written and oral, among the Main Parties hereto relating to the subject matter hereof (including that certain non-binding term sheet, dated August 21, 2017, by and among the Main Parties hereto).

SECTION 5.09 Governing Documents; Other Shareholder Agreements. The Main Parties hereto hereby acknowledge that the Investors and their respective controlled Affiliates may, in respect of the Spotify Securities they beneficially own, be or become party or subject to other Governing Documents of the Company, and the Investors shall, and the Investors shall cause their respective controlled Affiliates to, comply with the provisions of this Agreement (it being understood that the exercise by the Investors or any of their respective controlled Affiliates of any rights under such other Governing Documents shall at all times be subject to compliance with the provisions set forth herein). The Company shall not adopt or enter into any Governing Document with any Person with respect to, directly or indirectly, any Spotify Securities which would prevent the Company from complying with the provisions of this Agreement.

SECTION 5.10 Governing Law. Except to the extent that mandatory provisions of the Laws of Luxembourg are applicable, this Agreement and its enforcement, and any controversy arising out of or relating to the making or performance of this Agreement, shall be governed by and construed in accordance with the law of the State of New York, without regard to New York’s principles of conflicts of law.

SECTION 5.11 Arbitration. All disputes, controversies or claims arising out of or in connection with this Agreement and any and all claims arising out of or in connection with it, including any extra-contractual claims shall be resolved by final and binding arbitration in

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC”) by three (3) arbitrators appointed in accordance with the Rules of Arbitration of the ICC. The claimant(s) shall nominate one (1) arbitrator in the request for arbitration. The respondent(s) shall nominate one (1) arbitrator in the answer to the request. The two (2) arbitrators nominated by the claimant and the respondent may be nationals of any country. The two (2) party-nominated arbitrators shall then attempt to agree, in consultation with the claimant(s) and the respondent(s), upon the nomination of a third (3rd) arbitrator to act as president of the tribunal. If the third (3rd) arbitrator has not been nominated within thirty (30) days of the date of the appointment of the second (2nd) arbitrator, the third (3rd) arbitrator shall be nominated by the ICC International Court of Arbitration. The third (3rd) arbitrator and president of the tribunal shall not be a national of the PRC or Sweden. The place of arbitration shall be Wilmington, Delaware, United States of America. The language of the arbitration shall be English.

SECTION 5.12 Counterparts. This Agreement may be executed (including by e-mail delivery of a portable document format (“.pdf”) file) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

SECTION 5.13 Specific Performance. The parties hereto hereby recognize, acknowledge and agree that the breach or violation of this Agreement by a party hereto would cause irreparable damage to the other parties hereto and that none of the parties hereto has an adequate remedy at Law. Each party hereto shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement, and appropriate injunctive relief may be applied for and granted in connection therewith. Any party hereto seeking an order or injunction to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof shall not be required to provide, furnish or post any bond or other security in connection with or as a condition to obtaining any such order or injunction, and each party hereto hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security. If any action is brought by any party hereto to enforce this Agreement, the other parties hereto shall waive the defense that there is an adequate remedy at Law.

SECTION 5.14 Termination. Except for Section 2.02(a), Section 3.01 and Section 3.02 (which shall expire in accordance with their respective terms), this Agreement shall terminate and be of no further force and effect as to any Tencent Party and its controlled Affiliates upon the earlier to occur of (i) the mutual written agreement of such Tencent Party and the Company and (ii) the date on which such Tencent Party and its controlled Affiliates, taken together, no longer beneficially own any Spotify Securities, except that, in each case, the provisions set forth in this Article V shall survive the termination of this Agreement.

SECTION 5.15 Other Agreements. The Tencent Parties shall not, and the Tencent Parties shall cause their controlled Affiliates not to, enter into any agreement of any kind with any Person with respect to, directly or indirectly, any Spotify Securities which is inconsistent with the provisions of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

SECTION 5.16 Representations. Tencent hereby represents as of the date hereof that Tencent Hong Kong is, and as of the consummation of the Tencent Hong Kong Secondary Purchase will be, a wholly owned Subsidiary of Tencent, and no Person other than Tencent owns as of the date hereof, and will own as of the consummation of the Tencent Hong Kong Secondary Purchase, any capital stock of Tencent Hong Kong. Tencent Hong Kong hereby agrees that no Person other than Tencent Hong Kong shall purchase and acquire any Spotify Shares pursuant to the Tencent Hong Kong Secondary Purchase.

[The remainder of this page is intentionally left blank.]

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

SPOTIFY TECHNOLOGY S.A.

By:	/s/ Peter Grandelius
Name: Peter Grandelius
Title: Authorized Signatory and Associate General Counsel

[Signature Page to Investor Agreement (Investment in Spotify)]

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

Tencent Music Enterainment Group

By:	/s/ PANG Kar Shun Cussion
Name: PANG Kar Shun Cussion
Title: Director

[Signature Page to Investor Agreement (Investment in Spotify)]

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

Tencent Music Entertainment Hong Kong Limited

By:	/s/ PANG Kar Shun Cussion
Name: PANG Kar Shun Cussion
Title: Authorized Sigantory

[Signature Page to Investor Agreement (Investment in Spotify)]

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

Tencent Holdings Limited

By:	/s/ Huateng Ma
Name: Huateng Ma
Title: Authorized Signatory

[Signature Page to Investor Agreement (Investment in Spotify)]

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

Image Frame Investment (HK) Limited

By:	/s/ Huateng Ma
Name: Huateng Ma
Title: Authorized Signatory

[Signature Page to Investor Agreement (Investment in Spotify)]

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

Solely with respect to solely with respect to

Section 1.02, Section 2.07, Section 3.02,

Section 5.02, Section 5.03, Section 5.04,

Section 5.05, Section 5.06, Section 5.07,

Section 5.10, Section 5.11, Section 5.12,

Section 5.13 and Section 5.14

D.G.E. INVESTMENTS LIMITED

By:	/s/ Andrea Liassides, Anna Katarina Lif Burren
Name: Andrea Liassides, Anna Katarina Lif Burren
Title: Directors

[Signature Page to Investor Agreement (Investment in Spotify)]

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

Solely with respect to solely with respect to

Section 1.02, Section 2.07, Section 3. 02,

Section 5.02, Section 5.03, Section 5.04,

Section 5.05, Section 5.06, Section 5.07,

Section 5.10, Section 5.11, Section 5.12,

Section 5.13 and Section 5.14

ROSELLO COMPANY LIMITED

By:	/s/ PAR CEDER
Name: PAR CEDER
Title: DIRECTOR

[Signature Page to Investor Agreement (Investment in Spotify)]

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Schedule I

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Schedule II

CONFIDENTIAL TREATMENT REQUESTED BY SPOTIFY TECHNOLOGY S.A. PURSUANT TO 17 CFR 200.83

Schedule III